SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒	Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.
Precision BioSciences, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701
March 29, 2022
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”) of Precision BioSciences, Inc., which will be held on Tuesday, May 10, 2022, beginning at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/DTIL2022.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
/s/ Kevin J. Buehler
Kevin J. Buehler
Chair of the Board

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2022
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Precision BioSciences, Inc., a Delaware corporation, will be held on Tuesday, May 10, 2022, at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2022. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:
1.
to elect Kevin J. Buehler and Shari Lisa Piré as Class III directors to hold office until the Company’s annual meeting of stockholders to be held in 2025 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and
3.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 15, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary
Durham, North Carolina
March 29, 2022
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 29, 2022.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Precision BioSciences, Inc.
302 East Pettigrew Street, Suite A-100
Durham, North Carolina 27701
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2022
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2021 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Precision BioSciences, Inc. (the “Company,” “Precision,” “we,” “us,” or “our”), in connection with our 2022 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about March 29, 2022.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, May 10, 2022 at 11:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2022 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on March 15, 2022 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 61,038,270 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 9, 2022.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DTIL2022. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/DTIL2022.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/DTIL2022 on the day of the Annual Meeting.
•	Webcast starts at 11:00 a.m., Eastern Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022.

How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our General Counsel and Secretary at our corporate offices, provided such statement is received no later than May 9, 2022;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 9, 2022;
•	submitting a properly signed proxy card with a later date that is received no later than May 9, 2022; or
•	attending the Annual Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We wish to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to the status or conduct of our clinical trials beyond that which is contained in our prior public disclosures;
•	related to material non-public information of the Company;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Board Size and Structure
Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. We currently have nine directors serving on the Board and, following the Annual Meeting, will have eight, as Ms. Sharp is not standing for re-election.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class should consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.
Class I Director - Current Term Ending at 2023 Annual Meeting	Class II Director – Current Term Ending at 2024 Annual Meeting	Class III Director – Current Term Ending at 2022 Annual Meeting
Geno Germano	Stanley R. Frankel, M.D.	Kevin J. Buehler
Michael Amoroso	Derek Jantz, Ph.D.	Shalini Sharp
Raymond Schinazi, Ph.D., D.Sc.	Samuel Wadsworth, Ph.D.	Shari Lisa Piré
Nominees for Director
Mr. Buehler and Ms. Piré have been nominated by the Board to stand for election. As directors assigned to Class III, Mr. Buehler’s and Ms. Piré’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Mr. Buehler and Ms. Piré will each serve for a term expiring at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal. Shalini Sharp, who is also a director assigned to Class III and whose term of service expires at the Annual Meeting, is not standing for re-election.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that no nominees as results from the inability of either nominee to serve. The Board has no reason to believe that either of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of March 29, 2022 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominees currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and the nominees have or display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding the nominees and continuing directors also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring No Later than the 2025 Annual Meeting
Class III Director	Age	Served as a Director Since	Current Positions with Precision
Kevin J. Buehler	64	2019	Chair of the Board
Shari Lisa Piré	57	2021	Director
Kevin J. Buehler has served on our Board of Directors since November 2019 and, in November 2020, was appointed Chair of the Board, after serving as the Interim Chair of the Board since March 2020. Mr. Buehler has over 30 years of experience in the healthcare industry, having most recently served from April 2011 to May 2014 as the Division Head of Alcon Laboratories, Inc., a division of Novartis AG, a multinational pharmaceutical company. Prior to that, from April 2009 to April 2011, he served as the Chief Executive Officer and President of Alcon Inc., after having served from 2007 to 2009 as Alcon Inc.'s Senior Vice President, Global Markets and Chief Marketing Officer and, from 2005 to 2007, as its Senior Vice President of the U.S. market and the Chief Marketing Officer. Mr. Buehler began his career with Alcon, Inc. in August 1984. Mr. Buehler holds a B.A. degree from Carroll University in Waukesha, WI, with concentrations in Business Administration and Political Science, and is a graduate of the Harvard Executive Program for Management Development. Mr. Buehler also currently serves on the Read Fort Worth non-profit board of directors. We believe that Mr. Buehler’s more than 30 years of experience in the healthcare industry, including both executive and board roles, qualify him to serve as member of our Board of Directors.
Shari Lisa Piré has served on our Board of Directors since November 2021. Ms. Piré has more than 20 years of experience as a trusted advisor to public and private companies and their owners. Since May 2021, Ms. Piré has served as the Chief Legal & Sustainability Officer at Plume Design, Inc., offering an open and hardware-independent Software-as-a-Service delivery platform for smart homes, small businesses and beyond, using Wi-Fi, AI and machine learning to create the future of commercial spaces and human experience. From April 2015 to April 2021, Ms. Piré served as Chief Legal Officer for Cognate BioServices, Inc. (“Cognate”), a biotechnology contract development and manufacturing organization (“CDMO”). An instrumental member of the senior leadership team for Cognate, Ms. Piré effectively led and negotiated all transactions across each stage of the business’s evolution from small startup to its eventual sale to Charles River Laboratories. From January 2020 to April 2021, Ms. Piré served as a board member of Cobra Biologics Ltd., a gene therapy-focused CDMO that Cognate acquired under her leadership. Ms. Piré holds a B.A. in French Literature from the University of California at Irvine and a Juris Doctor, magna cum laude, from New York Law School. Ms. Piré served as Editor of the New York Law School Law Review and is admitted to the New York and D.C. Bars. Ms. Piré also currently serves on two non-profit boards of directors focused on children’s underserved medical needs and pediatric healthcare, respectively. We believe that Mr. Piré’s more than 20 years of experience providing legal advice to companies, including in the life sciences industry, qualify her to serve as member of our Board of Directors.
Class I Directors Whose Terms Expire at the 2023 Annual Meeting of Stockholders
Class I Directors	Age	Director Since	Current Position at Precision
Geno Germano	61	2020	Director
Michael Amoroso	44	2021	President, Chief Executive Officer and Director
Raymond Schinazi, Ph.D., D.Sc.	72	2019	Director
Geno Germano has served as a member of our Board of Directors since March 2020. Since August 2018, Mr. Germano has served as President and Chief Executive Officer and a board member of Elucida Oncology, Inc. (“Elucida”), a biotechnology company. As President and CEO of Elucida, Mr. Germano leads strategic efforts to utilize Elucida’s ultra-small C-dot cancer targeting particle platform across diagnostic imaging, surgical and therapeutic applications. He served as President of Intrexon Corporation (“Intrexon”), a leader in engineering and industrialization of biology, from June 2016 to March 2017. Prior to joining Intrexon, from February 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer Inc. (“Pfizer”), where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas including cardiovascular, metabolic disease, neuroscience, inflammation, immunology, and rare diseases. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer, focused on maximizing the return on research and development investment across the Pfizer portfolio from 2013 to 2016. Previously, from 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets. Mr. Germano serves on the board of directors of Sage Therapeutics, Inc. Mr. Germano previously served on the board of Bioverativ, Inc. From 2008 to 2018, Mr. Germano was a Trustee of the Albany College of Pharmacy & Health Sciences. Mr. Germano received his Bachelor of Science in Pharmacy from Albany College of Pharmacy. We believe that Mr. Germano’s experience in the pharmaceutical industry, including both executive and board roles, qualify him to serve as member of our Board of Directors.
Michael Amoroso has been our Chief Executive Officer and a member of our Board of Directors since October 2021. Mr. Amoroso most recently served as President, Chief Executive Officer and a director of Abeona Therapeutics (“Abeona”), a publicly traded clinical-stage biopharmaceutical company developing gene and cell therapies for life-threatening rare genetic diseases, from March 2021 to October 2021, and subsequently assumed the role of Chairman of the board of directors for Abeona Therapeutics in October 2021. Mr. Amoroso joined Abeona in July 2020 as Chief Commercial Officer and was promoted to Chief Operating Officer, leading all functions and serving as principal executive officer from November 2020 to March 2021. From August 2018 to January 2020, Mr. Amoroso served as Senior Vice President and Head of Worldwide Commercial Operations for Cell Therapy at Kite Pharma, a biotechnology company and subsidiary of Gilead Sciences, Inc., where he led all operations and functions charged with bringing the first wide-spread CAR-T cell therapy, YESCARTA®, to world major markets while also preparing the organization for its future cell therapy pipeline. Prior to his time at Kite Pharma, Mr. Amoroso served in senior level or executive positions at Eisai Inc. from October 2017 to August 2018 and Celgene Corporation from 2011 to 2017. Mr. Amoroso has worked with companies in the small molecules, biologics, and cell and gene therapies space across large, medium, and small capitalization companies with his deepest areas of expertise in rare and oncology diseases. Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University. Mr. Amoroso's qualifications to serve on our Board include his extensive experience in leading teams, either directly or indirectly, across clinical development, regulatory and medical affairs, corporate affairs, and commercial, both in the United States and globally, with direct operational experience in various pharmaceutical companies.
Raymond Schinazi, Ph.D., D.Sc., has served on our Board of Directors since March 2019. Dr. Schinazi has been the Frances Winship Walters Professor of Pediatrics and the Director of the Laboratory of Biochemical Pharmacology at Emory University, a private research university, since 2008 and 1992, respectively. From November 2014 to January 2019, Dr. Schinazi served on the board of directors of Cocrystal Pharma, Inc. Dr. Schinazi was also instrumental in the founding of a number of biotechnology companies, including Triangle Pharmaceuticals, Idenix Pharmaceuticals and Pharmasset, Inc. Dr. Schinazi currently serves on the board of directors of private companies Brace Pharma Capital, Giknik Inc. and Calva Pharma Capital, LLC. Dr. Schinazi previously served on the board of ReViral Pharmaceutics Ltd and serves on the board of trustees of amfAR, ICMEC and GVN. Dr. Schinazi is also a charter fellow of the National Academy of Inventors and a Fellow of the American Society of Microbiology. Dr. Schinazi received a B.Sc. and Ph.D. in chemistry and D.Sc. in biotechnology from the University of Bath. We believe that Dr. Schinazi’s medical background and biotechnology experience qualify him to serve as a member of our Board of Directors.
Class II Directors Whose Terms Expire at the 2024 Annual Meeting of Stockholders
Class II Directors	Age	Director Since	Current Position at Precision
Stanley R. Frankel, M.D.	63	2021	Director
Derek Jantz, Ph.D.	46	2006	Chief Scientific Officer and Director
Samuel Wadsworth, Ph.D.	73	2021	Director

Stanley R. Frankel, M.D., has served on our Board of Directors since April 2021. Dr. Frankel is a hematologist-oncologist with extensive academic and industry experience in the research, clinical development, and commercialization of immuno-oncology and cellular therapies. He has led clinical development programs for multiple FDA-approved drugs to treat hematologic malignancies including acute lymphoblastic leukemia, multiple myeloma, and lymphoma. Since April 2021, Dr. Frankel has served as the Chief Medical Officer of Cytovia Therapeutics, Inc. providing clinical research and development leadership and strategic guidance for a portfolio of multi-specific natural killer (“NK”) cell engager antibodies and induced pluripotent stem cell derived NK cell therapeutic candidates. From November 2019 to October 2020, Dr. Frankel was Senior Vice President, Global Drug Development, Cellular Therapy at Bristol-Myers Squibb Co. and, from April 2015 to November 2019 was Corporate Vice President, Head of Immuno-Oncology and Cellular Therapy, Clinical Research and Development at Celgene Corp. Dr. Frankel has been an Adjunct Associate Professor of Medicine at Columbia University’s Division of Hematology/Oncology since 2009 and Dr. Frankel received a B.A. in Applied Sciences, Biomechanics from Harvard College and an M.D. from Northwestern University. We believe that Dr. Frankel’s background and more than 20 years of experience in clinical development and hematologic malignancies makes him well qualified to serve on our Board of Directors.
Derek Jantz, Ph.D. a co-founder of Precision, has been our Chief Scientific Officer since August 2013 and has served on our Board of Directors since January 2006. He previously served as our Vice President of Scientific Development from our inception in 2006 to August 2013. Dr. Jantz is the co-inventor of several of our foundational patents and other intellectual property. As a protein engineer, he was an early developer of zinc finger technology and has spent most of his research career designing proteins for genome editing applications. Dr. Jantz received a B.A. in biology from the University of Colorado at Boulder and a Ph.D. in biophysics from the Johns Hopkins University School of Medicine. We believe that Dr. Jantz’s extensive experience in genome editing and as an inventor of ARCUS, our genome editing platform, in addition to his perspective as one of our founders and senior executives, qualifies him to serve on our Board of Directors.
Samuel Wadsworth, Ph.D., has served on our Board of Directors since November 2021. Dr. Wadsworth has authored over 80 peer-reviewed papers including some of the earliest published work on adeno-associated viral (“AAV”) vectors for gene therapies and owns over a dozen patents related to AAV vectors for gene therapies. Since November 2017, Dr. Wadsworth has served as the Chief Scientific Officer of Ultragenyx Pharmaceuticals Inc. (“Ultragenyx”), a biopharmaceutical company, with responsibility for discovery and research and development of gene therapy programs following Ultragenyx’s acquisition of Dimension Therapeutics, Inc., where Dr. Wadsworth served as Chief Scientific Officer from 2013 until November 2017. From 2010 to 2013, Dr. Wadsworth served as the Director of Molecular Biology at Genzyme Corporation and, subsequent to the acquisition by Sanofi in 2011, the Global Head of Gene Therapy overseeing discovery and translational research on multiple rare disease and gene therapy programs. Dr. Wadsworth’s academic credentials include a Ph.D. from the University of Chicago and a B.A. from Southern Illinois University. We believe that Dr. Wadsworth’s nearly 30 years of experience in the biotechnology industry makes him well qualified to serve on our Board of Directors.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of each of Kevin J. Buehler and Shari Lisa Piré as Class III directors to hold office until the 2025 Annual Meeting and until his or her respective successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022.
Although ratification is not required by our amended and restated by-laws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Precision in each of the last two fiscal years (in thousands).
	Year Ended December 31,
	2021	2020
Audit Fees	$888	$621
Audit-Related Fees	—	—
Tax Fees	28	41
All Other Fees	6	6
Total	$922	$668
Audit Fees
Audit fees consisted of the following:
•
Fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and services associated with SEC registration statements. In the year ended December 31, 2021, these audit fees also increased for services related to certain of our collaboration agreements and at-the-market offerings, including comfort letters and consents.

•
Fees for assurance and related services that are reasonably related to the performance of the audit or review of the registrant's financial statements, including for assurance reporting on our historical financial information included in our shelf registration statement.

Tax Fees
Tax fees consisted of fees for tax compliance, tax advice, and tax planning services.

All Other Fees
All other fees consisted of subscription fees for accounting research software.
Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by Deloitte & Touche LLP were provided in accordance with our pre-approval policies and procedures.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2021. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Shalini Sharp (Chair)
Kevin J. Buehler
Geno Germano

EXECUTIVE OFFICERS
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 29, 2022. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position	In Current Position Since
Michael Amoroso	44	President, Chief Executive Officer and Director	2021
Derek Jantz, Ph.D.	46	Chief Scientific Officer and Director	2006
Alex Kelly	55	Chief Financial Officer	2021
Alan List, M.D.	67	Chief Medical Officer	2021
Dario Scimeca	47	General Counsel and Secretary	2019
See pages 8 and 9 of this Proxy Statement for the biography of Michael Amoroso and Derek Jantz, Ph.D., respectively.
Alex Kelly has served as our Chief Financial Officer since May 2021. He was previously the interim Chief Financial Officer from January 2021 to May 2021 and the Chief Corporate Affairs Officer from October 2020 to January 2021. Mr. Kelly joined Precision from Allergan plc (“Allergan”), a pharmaceutical company, where, from April 2015 to May 2020, he served as Executive Vice President, Corporate Affairs and Chief Communications Officer of Allergan and President of The Allergan Foundation. In these roles, Mr. Kelly developed internal and external messaging that shaped the company culture and supported several successful company transformations including the recent merger with AbbVie, Inc. Previously, Mr. Kelly served as Senior Vice President, Chief Integration Officer for Actavis plc (now Allergan) where he led back-to-back integration efforts for both the acquisition of Forest Laboratories, LLC (“Forest Labs”) and Allergan. Prior to this role, he was Senior Vice President, Chief Communications Officer, Public Affairs and Investor Relations at Forest Labs where he built a consolidated corporate communications and investor relations team and led integration efforts. Mr. Kelly has held additional roles at Bausch + Lomb, Merck, Schering-Plough, Novartis, Pharmacia, and Pharmacia & Upjohn. Previously, Mr. Kelly was the Chair of the HealthCare Institute of New Jersey and the Vice Chair of the California Life Sciences Association. He earned his Bachelor of Science in Pharmacy from Purdue University.
Alan List, M.D. has served as our Chief Medical Officer since April 2021 and, prior to that, had been a strategic clinical advisor to the Company and our Board since April 2020, providing advice regarding our clinical stage and pre-clinical allogeneic CAR T programs. Prior to joining us, Dr. List served in various roles at the Moffitt Cancer Center, including as President and Chief Executive Officer from 2012 to December 2019, Executive VP, Physician in Chief from 2008 to 2012 and Chief of the Malignant Hematology Division from 2003 to 2008. Prior to joining the Moffitt Cancer Center, Dr. List held academic and clinical appointments at the University of Arizona. Dr. List is internationally recognized for his many contributions in the development of effective treatment strategies for myelodysplastic syndrome (“MDS”) and acute myeloid leukemia. His pioneering work led to the development of Revlimid (lenalidomide) a transformational treatment for patients with MDS and multiple myeloma.
Dr. List is the author of more than 425 peer-reviewed articles and books. He previously served as the President for the Society of Hematologic Oncology and a member of the MDS Foundation Board of Directors. Dr. List is also an active member of the American Society of Clinical Oncology, the American Society of Hematology and the American Association for Cancer Research. He is a Charter Fellow in the National Academy of Inventors, an inductee in the Florida Inventors Hall of Fame. Dr. List received B.S. and M.S. degrees from Bucknell University and earned his M.D. from the University of Pennsylvania. He is board certified in internal medicine, hematology, and medical oncology.
Dario Scimeca has served as our General Counsel since June 2019. Prior to joining us, Mr. Scimeca served in various roles for Genentech, a biotechnology company, U.S. affiliate of Roche, from January 2013 to June 2019, including most recently as Assistant General Counsel, where he counseled on legal issues associated with the development and commercialization of multiple drug oncology and rare disease products. Prior to that, he was corporate counsel at Elan Pharmaceuticals where he, among other things, oversaw FDA and EMA regulatory compliance matters. He has previously worked in both corporate transactional law and patent litigation at three national law firms. Mr. Scimeca received a B.S. from Santa Clara University, his J.D. from the University of California, Berkeley, School of Law, and clerked for Judge James L. Dennis on the United States Fifth Circuit Court of Appeals in New Orleans, Louisiana.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investors” page of our website located at www.precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. Among the topics addressed in our Corporate Governance Guidelines are:
•	Board size, independence and qualifications	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Board leadership structure	•	Board access to independent advisors
•	Selection of new directors	•	Board self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities and independence
•	Director responsibilities	•	Succession planning
•	Director compensation	•	Risk management
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board will serve as Lead Director.
The positions of our Chair of the Board and our Chief Executive Officer and President are currently served by two separate persons. Mr. Buehler serves as Chairman of the Board, and Mr. Amoroso serves as our Chief Executive Officer and President. In his capacity as the independent Chair of the Board, Mr. Buehler performs the functions of the Lead Director.
The Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chairman of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Kevin J. Buehler, Stanley R. Frankel, M.D., Geno Germano, Shari Lisa Piré, Raymond Schinazi Ph.D., D.Sc., Shalini Sharp and Samuel Wadsworth, Ph.D., representing seven of our nine directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Our Board of Directors determined that Tony Yao, M.D., Ph.D. qualified as an “independent director” under the Nasdaq rules during the period he served on our Board until his departure on May 10, 2021.
In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee, the nominating and corporate governance committee and the science and technology committee operates under a written charter.
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Kevin J. Buehler	X	—	X	—
Stanley R. Frankel, M.D.	—	—	—	Chair
Geno Germano	X	Chair	—	X
Shari Lisa Piré	—	X	X	—
Raymond Schinazi, Ph.D., D.Sc.	—	X	Chair	X
Shalini Sharp*	Chair	X	—	—
Samuel Wadsworth, Ph.D.	—	—	—	X
Derek Jantz, Ph.D.	—	—	—	X
*	As noted above, Ms. Sharp is not standing for re-election at the Annual Meeting.
Audit Committee
Our audit committee is responsible for, among other things:
•	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	considering whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K;
•	coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies and oversees and receives updates from management and cybersecurity;

•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•	reviewing on a periodic basis our investment policy;
•	reviewing and approving or ratifying any related person transactions;
•
pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.
Our audit committee currently consists of Kevin J. Buehler, Geno Germano and Shalini Sharp, with Ms. Sharp serving as chair. Ms. Sharp is not standing for re-election at the Annual Meeting. We expect to fill the vacancy resulting from Ms. Sharp’s departure by the time she ceases serving on the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable audit committee members. In addition, our Board of Directors has determined that each of Mr. Buehler and Mr. Germano qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:
•	reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our Chief Executive Officer and our other executive officers;
•
periodically reviewing and approving new compensation and employee benefit plans and reviewing and approving changes to existing compensation and employee benefit plans, in each case that are not subject to stockholder approval or approval of the Board;

•	overseeing and administering our cash and equity incentive plans;
•	periodically reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•	preparing the annual compensation committee report required by SEC rules, to the extent required.
Our compensation committee currently consists of Geno Germano, Raymond Schinazi Ph.D., D.Sc., Shari Lisa Piré and Shalini Sharp, with Mr. Germano serving as chair. As noted above, Ms. Sharp will not be standing for reelection and, following her departure, the compensation committee will be composed of three directors. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.

Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Compensia as its independent outside compensation consultant until March 2022, at which time the compensation committee subsequently engaged the services of Aon as its outside compensation consultants.
As requested by the compensation committee, in 2021, Compensia’s services to the compensation committee included, assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, equity-based awards, severance agreements and employee stock purchase programs based on our peer group.
All executive compensation services provided by Compensia during 2021 were conducted under the direction or authority of the compensation committee, and all work performed by Compensia was pre-approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Compensia raised any conflict of interest for services performed during 2021 and determined that it did not.
Additionally, during 2021, Compensia did not provide any services to us other than regarding executive and director compensation and broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board;
•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•
developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board of Directors proposed changes to our corporate governance guidelines from time to time; and

•	overseeing a periodic evaluation of our Board of Directors.
Our nominating and corporate governance committee currently consists of Kevin J. Buehler, Shari Lisa Piré and Raymond Schinazi, Ph.D., D.Sc., with Dr. Schinazi serving as chair. Our Board has determined that each member of our nominating and corporate governance committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.
Science and Technology Committee
Our science and technology committee is responsible for, among other things:
•	reviewing and advising the Board regarding our overall strategic direction and investment in research and development (“R&D”) and technological and scientific initiatives;
•	evaluating and providing input to the Board and management regarding our R&D programs and scientific initiatives;
•	assisting the Board in its oversight of our risk management in areas affecting or related to our R&D, technology and intellectual property;
•	reviewing the efficacy and safety profile of new products before they are launched; and
•	assisting the Board and management in scientific and R&D aspects and relevant business implications of the Company’s acquisitions, transactions and other business development activities.
Our science and technology committee currently consists of Geno Germano, Raymond Schinazi, Ph.D., D.Sc., Derek Jantz, Ph.D., Stanley R. Frankel, M.D. and Samuel Wadsworth, Ph.D., with Dr. Frankel serving as chair.

Board and Board Committee Meetings and Attendance
During the fiscal year ended December 31, 2021, our Board of Directors met six times, the audit committee met four times, the compensation committee met six times, the nominating and corporate governance committee met seven times and the science and technology committee met seven times. During the fiscal year ended December 31, 2021, each incumbent director attended at least 80% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served, during the period in which he or she served as a director.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. Seven out of the eight directors then serving attended our annual meeting of stockholders held in 2021.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We consider diversity, such as gender, race, ethnicity and membership of an underrepresented communities, among those meaningful factors in identifying and considering director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. In 2021, the nominating and corporate governance committee also retained a search firm in order to assist it in identifying Dr. Frankel, Ms. Piré, and Dr. Wadsworth to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.

Mr. Buehler and Ms. Piré, the director nominees to be elected at the Annual Meeting, were each initially recommended for reelection to our Board by other members of the Board and members of management in addition to retention of a search firm in identifying Ms. Piré as a director nominee.
In determining to nominate each director nominee at this Annual Meeting, the nominating and corporate governance committee and Board evaluated each nominee in accordance with our standard review process for director candidates in connection with a director’s initial appointment and his or her nomination for election or re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701. All recommendations for director nominations received by the General Counsel and Secretary that satisfy our by-law requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”

Board Diversity
Our Board of Directors believes that a diverse board is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our Board of Directors considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our Board of Directors as a whole. With the assistance of the Nominating and Corporate Governance Committee, our Board of Directors regularly reviews trends in board composition, including on director diversity.
Board Diversity Matrix (As of March 29, 2022)
	Female	Male
Total Number of Directors	9
Part I: Gender Identity
Directors	2	7
Part II: Demographic Background
Asian	1	—
White	1	7
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.
During the fiscal year ended December 31, 2021, the Board of Directors and its committees devoted significant time and attention to risks related to the COVID-19 pandemic, including those related to the health and safety of our employees and customers, operational risks, and risks related to our balance sheet and liquidity.
The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program (including, without limitation, cybersecurity and data protection and, more recently, risk exposures related to the ongoing COVID-19 pandemic). Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management. Our science and technology committee supports the Board in its oversight of our risk management involving areas affecting or related to our R&D, technology and intellectual property.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at www. precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.

Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of the Investors page of our website at www.precisionbiosciences.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. The General Counsel and Secretary will forward the communication to the appropriate director or directors as appropriate.

EXECUTIVE COMPENSATION
Overview
This section discusses the material components of our 2021 compensation program for our principal executive officer and next two most highly compensated executive officers who are named in the Summary Compensation Table below. These “named executive officers” and their positions are:
•	Michael Amoroso, President, Chief Executive Officer and Director; and
•	Matthew Kane, Former President, Chief Executive Officer and Director; and
•	Alex Kelly, Chief Financial Officer; and
•	Derek Jantz, Ph.D., Chief Scientific Officer and Director.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years presented:
Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All other compensation ($)	Total ($)
Michael Amoroso President, Chief Executive Officer and Director	2021	127,273(3)	275,000	236,996	5,345,670	—	5,984,939
Matthew Kane Former President, Chief Executive Officer and Director	2021	444,375	146,936	—	—	266,461(4)	857,772
	2020	523,000	198,740	—	1,103,073	11,788	1,836,601
Alex Kelly Chief Financial Officer	2021	420,000	144,698	1,237,069	1,391,117	126,440(5)	3,319,324
Derek Jantz, Ph.D. Chief Scientific Officer and Director	2021	445,000	140,321	1,085,011	1,220,120	12,062(6)	2,902,514
(1)
The amounts reported for 2021 represent bonuses based upon our Board’s assessment of the achievement of company and individual performance objectives for 2021, which were paid in March 2022. In addition, for Mr. Amoroso the amount includes a $200,000 bonus that was promised in his employment agreement.

(2)
The amounts reported reflect the grant date fair value of stock options and restricted stock units computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards and restricted stock units in Note 5 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021 (the “Form 10-K”).

(3)
Mr. Amoroso became employed by the Company as our President and Chief Executive Officer in October 2021. Accordingly, his salary for 2021 is a prorated amount of his base salary based upon the time he was employed by us during the year.

(4)
The amount reported includes 401(k) matching contributions of $11,028, supplemental disability insurance premiums available to certain executives of $2,633, and tax gross-ups of $2,112 in connection with a non-discriminatory employment milestone experience. Amount shown also includes $131,313 in cash severance paid in 2021 and $119,375 in consulting fees earned for 2021. See “Transition Agreement with Mr. Kane” for more information on these amounts.

(5)
The amount reported includes relocation expenses of $78,264 and gross up for taxes of $34,107 on such relocation expenses, 401(k) matching contributions of $9,801 and supplemental disability insurance premiums available to certain executives of $4,268.

(6)	The amount reported includes 401(k) matching contributions of $12,062.
Narrative Disclosure to Summary Compensation Table
Annual Base Salaries
Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The annual base salaries for Mr. Amoroso, Mr.  Kane, Mr. Kelly, and Dr. Jantz were effective on October 15, 2021, April 1, 2021, January 1, 2021, and April 1, 2021, respectively. The following table shows the annual base salaries for 2021 of these named executive officers:
Name	2021 Base salary ($)
Michael Amoroso	600,000
Matthew Kane	573,000(1)
Alex Kelly	420,000
Derek Jantz	449,000
(1)
Mr. Kane resigned as our President and Chief Executive Officer upon Mr. Amoroso’s commencement of employment. During the portion of the year that Mr. Kane was employed by us, his base salary was $573,000.

Bonuses
In addition to base salaries, our named executive officers are eligible to receive annual cash bonuses. For 2021, Mr.  Amoroso received a pro-rated portion of his target bonus for the year, which was based entirely on corporate goal alignment. Mr. Kane was also eligible to receive a pro-rated portion of his annual bonus for calendar year 2021 based on his performance for the year as determined by the board. The 2021 annual bonuses for Mr. Kelly and Dr. Jantz were weighted equally between company and individual performance. The company performance objectives for 2021 cash bonuses related to attaining certain clinical and non-clinical milestones, as well as financial and administrative achievements. The 2021 target bonus amounts for Mr. Amoroso, Mr.  Kane, Mr. Kelly, and Dr. Jantz were 60%, 50%, 40%, and 40% of base salary, respectively. The actual bonus amounts paid to our named executive officers for 2021 are set forth above in the 2021 Summary Compensation Table in the column entitled “Bonus.”
Equity Compensation
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used grants of stock options and restricted stock units (“RSUs”) for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. The use of options and RSUs also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.
We award stock options and RSUs broadly to our employees, including to our non-executive employees. Grants to our executives are made at the discretion of our Board of Directors and are not made at any specific time period during a year.
We granted the following stock options and RSUs to our named executive officers during 2021:
Named executive officers	Stock options Granted	RSUs granted
Michael Amoroso	850,000	24,208
Matthew Kane	—	—
Alex Kelly	187,454	109,089
Derek Jantz, Ph.D.	164,412	95,680
See the “Outstanding Equity Awards at 2021 Fiscal Year-End” table below for a description of the vesting schedules applicable to these awards.
Retirement Plans
We currently maintain the Precision BioSciences, Inc. 401(k) Plan, a defined contribution retirement savings plan (the “401(k) Plan”), for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2021, we matched participants’ elective salary deferral contributions to the 401(k) Plan up to 100% of the first 4% of the employee’s salary deferred. Matching contributions made by us vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our employee benefit plans and programs, which include medical, dental and vision benefits, health and flexible spending accounts, life, short-term, long-term and supplemental individual disability, and supplemental insurance and wellness and tuition reimbursement to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans. We also provide Mr. Amoroso, Mr. Kelly, and Dr. Jantz, along with certain other executive officers and senior employees, with certain supplemental disability insurance benefits. From time to time, we also provide relocation benefits to our named executive officers as determined in our board’s discretion. Pursuant to Mr. Kelly’s employment agreement, he received relocation benefits in 2021 that were grossed-up for taxes. The amounts paid pursuant to this arrangement are disclosed in the above “Summary Compensation Table”. Mr. Kelly’s relocation payments are subject to partial repayment in the event he is terminated for “cause” or resigns without “good reason” (as such terms are defined in his employment agreement) prior to October 5, 2022. Mr. Amoroso is also entitled to reimbursement for reasonable relocation costs, which will be grossed-up for taxes. No such amounts were paid pursuant to this arrangement in 2021.
Outstanding Equity Awards at 2021 Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each of our named executive officers as of December 31, 2021.
	Option awards					Stock Awards
Name	Vesting Commencement Date	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares that have not vested	Market value of shares that have not vested ($)(6)
Michael Amoroso	10/15/2021	—	850,000	9.79	10/14/2031	—	—
	10/15/2021	—	—	—	—	24,208(2)	179,139
Matthew Kane	9/28/2018	114,181	26,354	11.98	10/11/2028	—	—
	4/1/2019	163,907	98,345	9.46	9/22/2029	—	—
	4/1/2020	75,896	126,495	8.21	6/7/2030	—	—
Alex Kelly	10/5/2020	53,482	160,448	6.31	10/29/2030	—	—
	6/7/2021	—	70,295	11.34	6/6/2031	—	—
	6/7/2021	—	117,159(5)	11.34	6/6/2031	—	—
	6/7/2021	—	—	—	—	40,908(3)	302,719
	6/7/2021	—	—	—	—	68,181(4)(5)	504,539
Derek Jantz, Ph.D.	3/24/2017	5,854	—	1.18	3/23/2027	—	—
	9/28/2018	38,063	8,782	11.98	10/11/2028	—	—
	4/1/2019	32,906	19,745	9.46	9/22/2029	—	—
	4/1/2020	48,790	81,319	8.21	6/7/2030	—	—
	6/7/2021	—	62,875	11.34	6/6/2031	—	—
	6/7/2021	—	101,537	11.34	6/6/2031	—	—
	6/7/2021	—	—	—	—	36,590(3)	270,766
	6/7/2021	—	—	—	—	59,090(4)(5)	437,266
(1)
The option vests as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in substantially equal installments at the end of each successive three-month period over the following 36 months. Mr. Kane is eligible to continue vesting in his options through October 1, 2022, subject to certain conditions described below.

(2)	The restricted stock units vest on the first anniversary of the vesting commencement date.
(3)	The restricted stock units vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date.
(4)	The restricted stock units vest as to 50% of the underlying shares on the first and second anniversaries of the vesting commencement date.
(5)
The award vests in full if the named executive officer’s employment is terminated without “cause” or if he resigns for “good reason” (as such terms are defined in the applicable employment agreement) prior to the first anniversary of the vesting commencement date.

(6)	The amounts shown are determined by multiplying the shares shown by the closing price of our common stock on December 31, 2021 of $7.40.
Employment Agreements
We have entered into employment agreements with each of our named executive officers that set forth the terms and conditions of each executive’s employment with us.
Each employment agreement establishes an annual base salary and target bonus opportunity for each named executive officer, the current amounts of which are described above under the headings “Annual Base Salaries” and “Bonuses”. In addition, pursuant to his employment agreement, Mr. Amoroso received a $200,000 bonus in March 2022, when annual bonuses for 2021 were paid to executives of the Company. The named executive officers are eligible to participate in our medical, dental and disability insurance, the 401(k) Plan, personal leave and other employee benefit plans and programs for which the named executive officer is eligible, subject to the terms and conditions of such plans and programs.
In connection with his commencement of employment during 2021, we granted Mr. Amoroso an option to purchase 850,000 shares of our common stock and 24,208 restricted stock units. See the “Outstanding Equity Awards at 2021 Fiscal Year-End”table above for additional information on these awards. In addition, pursuant to his employment agreement, within 30 days following the first anniversary of his employment commencement date, the Company will grant to Mr. Amoroso an option to purchase 250,000 shares of the Company’s common stock, subject to Mr. Amoroso’s continued employment on the date of grant. If granted, the option will vest as to 25% of the underlying shares on October 15, 2023 and the remainder will vest ratably over three years thereafter in substantially equal quarterly installments, subject to Mr. Amoroso’s continued employment on each such vesting date.
Each named executive officer’s employment agreement and employment are terminable by either the named executive officer or us without cause on 30-days’ notice. In the event that a named executive officer’s employment is terminated by us without cause or by the executive for good reason, in each case as defined in the employment agreements, then in addition to payment of any accrued amounts and subject to such named executive officer’s timely executing a release of claims and continuing to comply with obligations under his proprietary information agreement, he will be entitled to receive (1) base salary continuation for twelve months in the case of Mr. Amoroso or nine months in the case of Mr. Kelly and Dr. Jantz, and (2) reimbursement for additional costs the executive incurs for continued coverage under our group health insurance under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), for up to twelve months in the case of Mr. Amoroso or nine months in the case of Mr. Kelly and Dr. Jantz.
In lieu of the foregoing, the employment agreements provide that, in the event a named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason three months prior to or 12 months after the occurrence of a change in control, then, in lieu of the foregoing and subject to his timely execution of a release of claims and continuing to comply with obligations under his proprietary information agreement, such named executive officer shall be entitled to (1) a lump sum payment equal to, in the case of Mr. Amoroso, 18 months of his then current base salary plus 1.5 times his target bonus, and in the case of Mr. Kelly and Dr. Jantz, 12 months of base salary plus one times target bonus, (2) reimbursement for the additional costs the executive incurs for continued coverage under our group health insurance under COBRA for up to 18 months in the case of Mr. Amoroso or 12 months in the case of Mr. Kelly and Dr. Jantz and (3) accelerated vesting of all unvested time-based equity grants.
Under the separate proprietary information, inventions, non-competition and non-solicitation agreement with each of Mr. Amoroso, Mr. Kelly and Dr. Jantz, referred to as the proprietary information agreement above, each named executive officer has agreed to refrain from competing with us or soliciting our employees, independent contractors, customers or suppliers, in each case, while employed and following the termination of his employment for any reason for a period of one year. Each named executive officer has acknowledged our ownership rights in any intellectual property and assigned any such ownership rights to us.
Transition Arrangement with Mr. Kane
In April 2021, we entered into a Transition and Separation Agreement with Mr. Kane (the “Transition Agreement”), which set forth the terms under which Mr. Kane continued to serve as our President and Chief Executive Officer until Mr. Amoroso commenced employment (such date, “Resignation Date” and such term, the “Transition Term”). During the Transition Term,Mr. Kane (i) continued to receive his annual base salary of $573,000 (the “Base Salary”); (ii) to the extent unpaid, received his annual bonus for calendar year 2020; (iii) continued to participate in our employee benefit plans and programs, subject to the terms and conditions of such plans and programs; and (iv) continued to vest in his outstanding company option awards. Mr.Kane was also eligible to receive a pro-rata portion of his annual bonus for calendar year 2021 based on his performance for the year as determined by the board.
Upon the Resignation Date, and subject to Mr. Kane’s continued compliance with his proprietary information agreement and execution of a general release of claims, Mr. Kane became eligible to receive (i) a cash payment equal to 1.1 times the Base Salary, payable in the form of salary continuation over 12 months; (ii) reimbursement for additional costs incurred by him for continued coverage under the company’s group health insurance under COBRA for up to 12 months; and (iii) continued vesting of his outstanding company option awards through October 1, 2022 and the right to exercise any vested options until January 1, 2023.
From and after the Resignation Date through October 1, 2022 (the “Advisory Term”), Mr. Kane has agreed to serve as a non-employee advisor to the Company to assist in the transition. During the Advisory Term, Mr. Kane is entitled to receive an advisory fee equal to the Base Salary through December 31, 2021 and 33% of the Base Salary from January 1, 2022 through October 1, 2022.
The actual amounts paid or earned pursuant to these arrangements during 2021 are set forth above in the 2021 Summary Compensation Table.
Director Compensation
2021 Option Grants to Non-Employee Directors
We granted the following stock options to our non-employee directors during 2021:
Non-Employee Director	Stock options granted
Kevin Buehler	32,800(1)
Stanley R. Frankel M.D.	63,325(2)
Geno Germano	32,800(1)
Shari Lisa Piré	55,360(3)
Raymond Schinazi, Ph.D., D.Sc.	32,800(1)
Shalini Sharp	32,800(1)
Samuel Wadsworth, Ph.D.	55,360(3)
Tony Yao, M.D., Ph.D.	—(4)
(1)	Represents annual options granted to non-employee directors under our non-employee director compensation program..
(2)
In April 2021 in connection with his election to our Board, Dr. Frankel was granted an option as an initial award under our non-employee director compensation program to purchase 63,325 shares of common stock. This option vests in 36 substantially equal monthly installments following April 12, 2021.

(3)
In November 2021 in connection with their election to our Board, Ms. Piré and Dr. Wadsworth were each granted an option as an initial award under our non-employee director compensation program to purchase 55,360 shares of common stock. These options vest in 36 substantially equal monthly installments following November 8, 2021.

(4)	Dr. Yao was a former board member whose term of service expired at the 2021 Annual Meeting. As such, Dr. Yao did not receive an annual option grant in 2021.

Non-Employee Director Compensation Policy
We maintain a compensation program for our non-employee directors under which each non-employee director is eligible to receive the following amounts for their services on our Board of Directors:
•
Upon the director’s initial election or appointment to our Board of Directors, an option to purchase shares of our common stock having an aggregate fair value of $350,000 (as determined under the policy);

•
If the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a director immediately following such meeting, an option to purchase shares of our common stock on the date of the annual meeting having an aggregate fair value of $175,000 (as determined under the policy);

•	An annual director fee of $40,000;
•	If the director serves on a committee of our Board of Directors, an additional annual fee as follows:
•	Chair of the audit committee, $15,000;
•	Audit committee member other than the chair, $7,500;
•	Chair of the compensation committee, $12,250;
•	Compensation committee member other than the chair, $6,000;
•	Chair of science & technology committee, $12,250;
•	Science & technology committee member other than the chair, $6,000;
•	Chair of the nominating and corporate governance committee, $8,250; and
•	Nominating and corporate governance committee member other than the chair, $4,500.
Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant.
The stock options granted upon a director’s initial election or appointment vest in thirty-six substantially equal monthly installments following the date of grant. The stock options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options vest in full upon the occurrence of a change in control.
2021 Director Compensation
The following table sets forth the compensation earned by our non-employee directors for their service on our Board during 2021:
Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Kevin Buehler	53,340	173,311	226,651
Stanley R. Frankel, M.D.	36,667	347,099	383,766
Geno Germano	61,376	173,311	234,687
Shari Lisa Piré	6,530	343,478	350,008
Raymond Schinazi, Ph.D., D.Sc.	59,002	173,311	232,313
Shalini Sharp	61,000	173,311	234,311
Samuel Wadsworth, Ph.D.	6,750	343,478	350,228
Tony Yao, M.D., Ph.D.(2)	—	—	—
(1)
The amounts reported reflect the grant date fair value of stock options computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of the option awards in Note 5 to our consolidated financial statements in the Form 10-K.

(2)
Dr. Yao ceased to serve on the board following our 2021 annual stockholders meeting. Due to his association with ArrowMark Fund, Dr. Yao was not permitted to receive compensation for his service on our board and elected to forego such fees. Dr. Yao was not granted options to purchase shares of our common stock during 2021.

The table below shows the aggregate numbers of option awards held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.
	Option Awards
Name	Number of securities underlying unexercised options (#) vested	Number of securities underlying unexercised options (#) unvested
Kevin Buehler	83,238	51,376
Stanley R. Frankel, M.D.	14,072	49,253
Geno Germano	41,874	62,702
Shari Lisa Piré	1,537	53,823
Raymond Schinazi, Ph.D., D.Sc.	80,348	37,403
Shalini Sharp	188,600	32,800
Samuel Wadsworth, Ph.D.	1,537	53,823

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 15, 2022 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock outstanding;
•	each of our directors;
•	each of our named executive officers for 2021; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 61,038,270 shares of our common stock issued and outstanding as of March 15, 2022. Shares of our common stock that a person has the right to acquire within 60 days of March 15, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Capital World Investors(1)	4,269,000	7.0%
Blackrock, Inc.(2)	4,391,514	7.2%
Eli Lilly and Company(3)	3,762,190	6.2%
The Vanguard Group(4)	3,116,336	5.1%
Named Executive Officers and Directors:
Michael Amoroso	—	*
Derek Jantz, Ph.D.(5)	4,183,666	6.8%
Matthew Kane(6)	2,490,260	4.0%
Alex Kelly(7)	99,735	*
Kevin J. Buehler(8)	124,478	*
Stanley R. Frankel, M.D.(9)	24,367	*
Geno Germano(10)	84,644	*
Raymond F. Schinazi, Ph.D., D.Sc.(11)	209,632	*
Shalini Sharp(12)	221,400	*
Shari Lisa Piré(13)	9,226	*
Samuel Wadsworth, Ph.D. (14)	9,226	*
All executive officers and directors as a group (13 persons)(15)	5,278,745	8.5%
*	Represents less than 1%.
(1)
Based solely on information reported on a Schedule 13G/A filed on February 11, 2022, Capital World Investors, a division of Capital Research and Management Company has sole voting power and sole dispositive power over 4,269,000 shares of our common stock. The business address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(2)
Based solely on information reported on a Schedule 13G/A filed on February 3, 2022, Blackrock, Inc. has sole voting power over 4,287,853 shares of our common stock and sole dispositive power over 4,391,514 shares of our common stock. The business address of Blackrock, Inc. is 55 East 52nd Street New York, NY 10055.

(3)
Based solely on information reported on a Schedule 13G filed on January 8, 2021, Eli Lilly and Company has sole voting power and sole dispositive power over 3,762,190 shares of our common stock. The business address of Eli Lilly and Company is Lilly Corporate Center, Indianapolis, IN 46285.

(4)
Based solely on information reported on a Schedule 13G filed on February 10, 2022, The Vanguard Group has shared voting power over 93,098 shares of our common stock, sole dispositive power over 3,116,336 shares of our common stock and shared dispositive power over 127,950 shares of our common stock. The business address of the Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

(5)	Consists of (a) 4,032,279 shares of common stock and (b) 151,387 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(6)
Consists of (a) 2,013,597 shares of common stock held directly by Mr. Kane, (b) 11,322 shares of common stock held by Chelsea Lynam, Mr. Kane’s wife, (c) 420,848 shares of common stock underlying options held by Mr. Kane exercisable within 60 days of March  15, 2022 and (d) 44,493 shares of common stock underlying options held by Ms. Lynam exercisable within 60 days of March 15, 2022.

(7)	Consists of (a) 19,512 shares of common stock and (b) 80,223 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(8)	Consists of 124,478 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(9)	Consists of (a) 1,500 shares of common stock and (b) 22,867 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(10)	Consists of 84,644 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(11)
Consists of (a) 93,048 shares of common stock held by RFS Partners, LP (“RFS”). RFS & Associates, LLC (“RFS & Associates”), is the general partner of RFS and Dr. Schinazi is a limited partner of RFS as well as the manager of RFS & Associates. Dr. Schinazi may be considered the beneficial owner of the shares held by RFS and disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of RFS is 1860 Montreal Road, Tucker, GA 30084 and (b) 116,584 shares of common stock underlying options held by Dr. Schinazi exercisable within 60 days of March 15, 2022.

(12)	Consists of 211,400 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(13)	Consists of 9,226 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(14)	Consists of 9,226 shares of common stock underlying options exercisable within 60 days of March 15, 2022.
(15)
Consists of (a) 4,159,571 shares of common stock, (b) 1,093,139 shares of common stock underlying options exercisable within 60 days of March 15, 2022 and (c) 26,035 shares of common stock underlying RSUs vesting within 60 days of March 15, 2022. This represents beneficial ownership information for the directors and executive officers serving as of the date of this proxy statement, thereby excluding Matthew Kane.

DELINQUENT 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2021, all filing requirements were timely satisfied, except a late Form 4 was filed for Matthew Kane on June 11, 2021 to report a grant of options on August 21, 2020 to Chelsea Lynam Kane, the spouse of the reporting person.

CERTAIN TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, as amended, which we refer to as our investors’ rights agreement, with each holder of our convertible preferred stock and 2019 Notes and certain holders of our common stock (including Derek Jantz, Ph.D.), which includes each then-holder of more than 5% of our capital stock and certain of our directors (Derek Jantz, Ph.D., Matthew Kane and Raymond Schinazi Ph.D., D.Sc.) (or, in some cases, entities affiliated therewith). Our investors’ rights agreement imposes certain affirmative obligations on us and also grants certain rights to the holders, including certain registration rights with respect to the registrable securities held by them that survived our IPO.
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses and have purchased directors’ and officers’ liability insurance.
Employment Agreements
We have entered into employment agreements with certain of our executive officers, including our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”
Stock Options Grants to Executive Officers and Directors
We have granted stock options to our executive officers as more fully described in “Executive Compensation.”
Other Transactions
Chelsea Lynam, our former CEO Matthew Kane’s wife, served as our Manager, Internal Communications through January 2022. Ms. Lynam earned total compensation of $131,745 during the year ended December 31, 2021 in respect of base salary, bonus, grant date fair value of options to purchase 1,312 shares of our common stock, and grant date fair value of 763 restricted stock units.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2023 (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701, in writing not later than November 29, 2022.
Stockholders intending to present a proposal at our 2023 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting no earlier than the close of business on January 10, 2023 and no later than the close of business on February 9, 2023. The notice must contain the information required by our Bylaws. In the event that the date of the 2023 Annual Meeting is more than 30 days before or more than 60 days after May 10, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business of the 90th day prior to the 2023 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2023 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (“SEC”). Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than March 11, 2023.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2021 ANNUAL REPORT
Our 2021 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can also access our 2021 Annual Report, including our Annual Report on Form 10-K for 2021, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.
Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary
Durham, North Carolina
March 29, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 9, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DTIL2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D69267-P66497

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECISION BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Kevin J. Buehler
02) Shari Lisa Piré

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as Precision's independent registered public accounting firm for 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Annual Report, Proxy Statement and Notice of Annual Meeting of Stockholders are available at www.proxyvote.com.

D69268-P66497

PRECISION BIOSCIENCES, INC.
Annual Meeting of Stockholders
May 10, 2022 11:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Michael Amoroso and Alex Kelly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRECISION BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Time on May 10, 2022, at www.virtualshareholdermeeting.com/DTIL2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side